SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2025
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 -– Corporate Governance and Management
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Transitions

On April 28, 2025, the following directors notified Dave & Buster’s Entertainment, Inc. (the “Company”) of their decision to not stand for reelection to the Company’s Board of Directors (the “Board”) at the Company’s 2025 annual meeting of shareholders, to be held on June 20, 2025 (the “Annual Meeting”): (i) Michael J. Griffith, Lead Independent Director and member of the Compensation Committee and the Nominating and Corporate Governance Committee, (ii) Gail Mandel, member of the Audit Committee and the Nominating and Corporate Governance Committee, and (iii) Jennifer Storms, chair of the Nominating and Corporate Governance Committee and member of the Compensation Committee. Mr. Griffith, Ms. Mandel and Ms. Storms will continue to serve as directors until the Annual Meeting.

The decisions of Mr. Griffith, Ms. Mandel and Ms. Storms to not stand for reelection at the Annual Meeting are not as a result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices, or any other matter. In connection with the decisions of Mr. Griffith, Ms. Mandel and Ms. Storms to not stand for reelection at the Annual Meeting, the Board determined to decrease the number of directors on the Board from eight to seven, effective as of the date of the Annual Meeting.

Supplemental Agreement with Interim CEO

On May 2, 2025, the Company, Dave & Buster’s Management Corporation, LLC (“D&B Management”) and Kevin Sheehan, the Company’s Interim Chief Executive Officer (“Interim CEO”, and together with the Company and D&B Management, the “Parties”), entered into a letter agreement (the “Agreement”) that supplements the Letter Agreement dated December 9, 2024, which the Parties previously entered into regarding Mr. Sheehan’s appointment as Interim CEO of the Company and employment with D&B Management (the “Original Agreement”).

Pursuant to the Agreement and in consideration of Mr. Sheehan’s ongoing services as Interim CEO, Mr. Sheehan will be provided with the following additional equity-based compensation awards and rights: (i) a grant of 53,419 performance share units (“PSUs”) that may be earned upon achieving certain performance goals relating to same store sales during a one-year performance period; (ii) a grant of options to purchase 100,000 shares of Company common stock (“Options”) that will expire two years from the grant date; and (iii) eligibility to receive a stock bonus award having an aggregate grant date value of $500,000 (the “Discretionary Stock Bonus”) at the discretion of the Compensation Committee (hereinafter referred to as the “Committee”) of the Board. The Committee will make a formal determination in its discretion on whether payment of the Discretionary Stock Bonus will be made, and such determination will occur prior to May 5, 2026 or, if earlier, prior to the date on which the Company hires a permanent Chief Executive Officer. The grant of the PSUs and Options and, if applicable, the payment of the Discretionary Stock Bonus are subject to the terms of the Company’s 2025 Omnibus Incentive Plan (the “2025 Plan”), the applicable award agreements thereunder and other terms to be established by the Committee, and are further subject to and conditioned on approval by the Company stockholders of the 2025 Plan, which the Company plans to solicit at the Annual Meeting. If stockholder approval of the 2025 Plan is not received within one year of the December 5, 2024 date on which the Board approved the 2025 Plan, the grant of the PSUs and Options, and any rights Mr. Sheehan may have with respect to the Discretionary Stock Bonus, will automatically be cancelled and forfeited and become null and void.

The Agreement supplements the Original Agreement and, except as expressly provided therein, does not modify or in any way affect any of the provisions of the Original Agreement.

Section 7 – Regulation FD
Item 7.01.    Regulation FD Disclosure.

On May 2, 2025, the Company issued a press release announcing Mr. Griffith’s, Ms. Mandel’s and Ms. Storms’ decision to not stand for reelection at the Annual Meeting and the Board’s approval of a slate of director nominees for election at the Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 8 – Other Events

Item 8.01. Other Events.

On April 28, 2025, the Board approved a slate of director nominees for election at the Annual Meeting, which includes all of the current members of the Board except for Mr. Griffith, Ms. Mandel and Ms. Storms, along with two new nominees, Allen R. Weiss and Nathanial J. Lipman.

Additional information with respect to Messrs. Weiss and Lipman will be disclosed in the Company’s proxy materials when filed with the Securities and Exchange Commission.
Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

99.1	Press release issued May 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: May 2, 2025	By:	/s/ Rodolfo Rodriguez, Jr.
Rodolfo Rodriguez, Jr.
Senior Vice President, Chief Legal Officer and Secretary